EX-1.1 OTHERDOC
         2
         0002.txt
                             JOINT FILING AGREEMENT
                                                                     Exhibit 1.1
                                                                    ----------

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G, dated October 8, 2004, (the "Schedule 13G"), with respect to the Common Stock, $0.01 par value per share, of Tanox Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 13th day of October 2004.


                                       OrbiMed Advisors LLC

                                       By: /s/ Samuel D. Isaly
                                       --------------------------
                                       Name:  Samuel D. Isaly
                                       Title: President

                                       OrbiMed Capital LLC

                                       By: /s/ Samuel D. Isaly
                                       --------------------------
                                       Name:  Samuel D. Isaly
                                       Title: Managing Member


                                       By: /s/ Samuel D. Isaly
                                       --------------------------
                                       Name:  Samuel D. Isaly